Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2009, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of CareFusion Corporation dated August 6, 2009.

/s/ Ernst & Young LLP

San Diego, California

August 6, 2009